ID Technologies Corporation

                                   ----------

                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD AT 10:00 AM ON OCTOBER 23, 2000

                                   ----------

To the Shareholders:

A Special Meeting of the shareholders of ID Technologies Corporation (the "Company") will be held in the conference room on the 2nd floor of the offices of Poyner&Spruill, LLP which is located at 3600 Glenwood Avenue, Raleigh, NC 27605 on Monday, October 23, 2000 at 10:00 AM for the following purposes:

      1. To elect five directors, each to serve for a one-year term expiring in 2001 or until their successors shall have been duly elected and qualified;

      2. To consider and act upon a proposal to approve the Company's Incentive Stock Option Plan.

      3. To ratify the appointment of Ernst & Young, LLP as independent certified public accountants; and

      4. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on September 22, 2000 has been designated as the record date for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournment thereof.

Company personnel will be in attendance to host our shareholders. We value our shareholders and hope you will attend.


                                        /s/ J. Phillips L. Johnston

                                        J. Phillips L. Johnston,
                                        President & Chief Executive Officer

September 29, 2000

                                    IMPORTANT

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU CANNOT ATTEND THE MEETING, PLEASE MARK, DATE, SIGN, NOTE ANY CHANGE OF ADDRESS AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE. IF YOU ATTEND THE MEETING, WE WILL BE GLAD TO RETURN YOUR PROXY SO THAT YOU MAY VOTE IN PERSON AT THE MEETING.

                           ID Technologies Corporation
                             NCSU Centennial Campus
                        920 Main Campus Drive, Suite 400
                                Raleigh, NC 27606

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD October 23, 2000

Introduction

The enclosed proxy is solicited by ID Technologies Corporation (hereafter referred to as the "Company") for use at the Special Meeting of Shareholders (the "Special Meeting") to be held in the conference room on the 2nd floor of the offices of Poyner&Spruill, LLP which is located at 3600 Glenwood Avenue, Raleigh, NC 27605 on Monday, October 23, 2000 at 10:00 AM for the purposes set forth in the foregoing Notice of the Special Meeting of Shareholders. This Proxy Statement and the form of proxy will be mailed to shareholders on or about September 29, 2000.

Voting of Securities

The record date with respect to this solicitation is September 22, 2000 (the "Record Date"). All holders of record of Common Stock of the Company as of the close of Business on the Record Date are entitled to vote at the Special Meeting. As of that date, the Company had 8,493,570 shares of Common Stock outstanding, which shares constitute the only class of outstanding shares of the Company entitled to notice of, and to vote at, the Special Meeting. Each share of Common Stock is entitled to one vote.

A majority of the outstanding share of Common Stock must be represented in person or by proxy at the Special Meeting in order to constitute a quorum for the transaction of business. If a quorum exists, a proposal is approved if the votes cast in person or by proxy favoring the proposal exceed the votes cast opposing the proposal. Directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Shareholders may not cumulate their votes for directors. Abstentions and broker non-votes are not counted in the calculation of the vote. A proxy may be revoked by the shareholder at any time prior to its being voted by giving notice to the Secretary of the Company, by executing and delivering a proxy with a later date or by voting in person at the Special Meeting. Unless the proxy is revoked, or unless it is received in such form as to render it invalid, the shares represented by it will be voted in accordance with the instructions of the shareholder contained therein. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations.

The cost of this solicitation will be borne by the Company, including expenses incurred in connection with preparing and mailing this Proxy Statement. Such expenses will include charges by brokers, banks or their nominees, other custodians and fiduciaries for forwarding proxy material to the beneficial owners of shares held in the name of a nominee. Proxies may be solicited personally or by mail, facsimile, telephone or telegraph. Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation.

As a matter of policy, proxies, ballots, and voting tabulations that identify individual shareholders are held confidential by the Company. Such documents are available for examination only by the inspectors of election who are appointed to tabulate the votes. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

Common Stock Ownership

The following table sets forth certain information regarding beneficial ownership of Common Stock as of August 31, 2000 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director or nominee, (iii) each other executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

Name                                                          Shares beneficially owned
----                                                          -------------------------
                                                                Number         Percent
                                                              ----------       -------

William F. Lane (1) (6)                                        2,512,404        29.6%

J. Phillips L. Johnston (2) (6)                                   51,000           *

Harold H. Reddick, Jr.(6)                                              0           *

Peter L. Coker                                                   200,000         2.4%

Michael C. Hillerbrand (3) (6)                                   300,000         3.5%

Robert E. Huffman, Jr.(6)                                              0           *

Information Resource Engineering, Inc.                         1,120,660        13.2%

Joe S. Wakil (4)                                                  57,006           *

Kaye B. Amick (5)                                                858,939        10.1%

All current directors and officers as a group (6 persons)       3,12,410        36.7%

----------

*     Less than one percent (1%) of Common Stock.

      Beneficial ownership includes both outstanding Common Stock and shares issuable upon exercise of options or warrants that are currently exercisable or will become exercisable within 60 days after the date hereof. Unless otherwise noted, sole voting and dispositive power is possessed with respect to all Common Stock shown. All percentages are calculated based on the number of outstanding shares plus shares which a person or group has the right to acquire within 60 days. The address for all persons listed with the exception of Kaye B Amick and Information Resource Engineering, Inc.is in care of the Company at its Raleigh location.

(1)   Includes 100,000 shares subject to currently exercisable options.
(2)   Includes 50,000 shares subject to currently exercisable options.
(3) Includes 301,000 shares subject to currently exercisable options. These options are in the name of Centennial Venture Partners of which Mr. Hillerbrand is CVP's designated director.
(4)   Includes 50,000 shares subject to currently exercisable options.
(5)   Mrs. Amick is not an officer or director of the Company.
(6)   Current nominees.

                            I. ELECTION OF DIRECTORS

The five nominees for election as directors are identified below. There is no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as may be designated.

The following material contains information concerning the nominees, including their recent employment, positions with the Company, other directorships and age as of the date of this Proxy Statement.

William F. Lane, age 67 is the founder and current Chairman of the Board of Directors of the Company and the assignor of the Lane Patent, a foundation patent in stand-alone biometric fingerprint technology. Mr. Lane has founded several companies since his graduation from North Carolina State University in 1959. Mr. Lane has been active in business and industry by serving as president of three different trade associations, active in civic and religious endeavors, and has served as Assistant Secretary of the North Carolina Department of Commerce as well as Deputy Commissioner of the North Carolina Division of Motor Vehicles. Mr. Lane has founded five companies that he later sold to public companies.

J. Phillips L. Johnston, J.D., age 61 is the President and Chief Executive of the Company. Prior to serving our Company, he was Chief Executive Officer of Pilot Therapeutics, a private venture backed company, from December 1998 to September 1999. From April 1990 to December 1998, Mr. Johnston was President and Chief Executive of Digital Recorders, Inc., a NASDAQ company, and is currently a member of their Board. He was Administrator of the North Carolina Credit Union Division of the North Carolina Department of Commerce from September 1987 to April 1990. From October 1997 to September 1987, Mr. Johnston served as President and Chief Executive of Data Pix, Inc., Norman Perry-Chantry, Ltd., and Erwin-Lambeth, Inc. From 1971 through 1979 he was President and Chief Executive Officer of Currier Piano Company. He currently serves on the boards of three E-Commerce companies. Mr. Johnston received his A.B. degree in economics from Duke University and his law degree from the University of North Carolina at Chapel Hill.

Harold H. Reddick, Jr., age 45 has served the Company as Secretary since 1997. Since 1992 Mr. Reddick has been an independent financial advisor, marketing consultant and management advisor to early stage companies as Managing Director of Tip of the Spear, LLP. Prior to 1992 Mr. Reddick was active in the brokerage industry and has been a member of NASD since 1986. He currently serves on the Board of Directors of RemoteLight.com and Unibuzz Communities. Mr. Reddick attended Wake Forest University and graduated from North Carolina State University in 1983 with a BA degree in Sociology.

Michael C. Hillerbrand, age 38 has been actively involved with emerging businesses for over 15 years. He is currently Managing Director of Capital Investment Partners, the investment/merchant banking subsidiary of a regional broker/dealer with approximately 150 stockbrokers in the Mid-Atlantic region. The investments he initiated in 1999 have a current average IRR in excess of 100%. Mr. Hillerbrand currently serves as Chairman of YellowBrick Solutions, Inc. and as a board member of etrail.com. Mr. Hillerbrand received a BA degree from Dallas Baptist University and his MBA with a concentration in finance from the Kenan-Flager Business School at the University of North Carolina at Chapel Hill.

Robert E. Huffman, Jr., age 45 is a private investor and consultant to companies involved in the development of security technologies for computer/telecommunication networks. He served as vice president of business development for SecureLogix Corporation. He was a founder in 1995 of WheelGroup Corporation which was sold to Cisco Systems in 1998. In 1982 he was a Special Agent with the Air Force Office of Special Investigations where he ran fraud and counterintelligence investigations involving computers and related technology and later was assigned as the Special Assistant for Counterintelligence Computer Affairs in Washington, D.C. where he developed the first defensive computer counterintelligence program within the Dept. of Defense. He planned and implemented programs to counter real-time attacks on government computer and network systems. He left the Air Force in 1992 and Trident Data Systems where he developed the first Mission Target Analysis Program to support the Air Force Information Warfare Center. Mr. Huffman has degrees in Economics and Computer Science from the University of North Carolina Chapel Hill and Charlotte.

Board Compensation

No employee of the Company receives any additional compensation for his services as a director. Nonmanagement directors receive no salary for their services; although, reasonable travel or other out- of-pocket expenses incurred by non-management directors in attending meetings of the Board of Directors and Committee meetings are reimbursed on an actual but reasonable basis.

Non-management directors have been granted certain options to purchase shares of the Company. These options were granted at the bid price of the stock when granted. Thus far none of these options have been exercised due to the current price of the stock.

Executive Officers

The following material contains information concerning the executive officers of the Company who are not nominees for election as directors, including their recent employment, positions with the Company and age as of the date of this Proxy Statement.

Katherine A. Chandler, age 40 is an independent contractor and has been engaged to provide controller services to the Company. Mrs. Chandler formed Chandler Consulting, Inc. ("CCI") in 1997. CCI provides temporary controller services and performs all types of finance related projects for companies. From 1992 to 1997, Mrs. Chandler served as Finance Director for Qualex, Inc. with $1 billion in revenues and 12,000 employees. Prior to this, she was a senior accountant for Ernst & Young, LLP. Mrs. Chandler graduated from the University of North Carolina at Chapel Hill in 1986 with a BS degree in accounting where she was inducted into Phi Beta Kappa.

Executive Compensation

Summary Compensation Table. The following table sets forth the annual compensation for services for the executives of the Company.

Name and Principal Position                         1999 Annual Compensation
---------------------------                         ------------------------
                                                         Salary    Bonus
                                                         ------    -----

William F. Lane                                          $30,000    None
   Chairman & Former President & Chief
   Executive Officer

J. Phillips L. Johnston                                  $37,500    None
   President & Chief Executive Officer
   Began serving in this capacity Sept, 1, 1999

Harold H. Reddick, Jr                                       None    None
   Secretary

Board Committees

The Board of Directors has delegated certain of its authority to the Compensation Committee. At the present time all other normal committee functions are undertaken by the Board acting as a committee on the various issues that arise.

The Board of Directors will appoint an Audit Committee and a Compensation Committee at its next Board meeting which is scheduled to follow the annual shareholders meeting.

Board and Committee Attendance

Committee attendance was 100% for 1999. One former member of the Board of Directors attended less than 100% of the Board meetings while the others attended 100% of the meetings.

             II. PROPOSAL TO APPROVE THE INCENTIVE STOCK OPTION PLAN

Summary of the Incentive Stock Option Plan

The Company's 1999 Incentive Stock Option Plan (the "Option Plan") was adopted by the Board of Directors. An aggregate of 1,383,148 shares of Common Stock are reserved for issuance under the Option Plan. The Option Plan provides for the granting of incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options. Nonqualified stock options may be granted to employees, directors and advisors of the Company, while Incentive Stock Options may be granted only to employees at market price. No options may be granted under the Option Plan subsequent to ten years from the adoption date.

The Board of Directors has unanimously approved and recommends that shareholders vote FOR approval of the Incentive Stock Option Plan.

        III. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Ernst & Young, LLP has examined the financial statements of the Company for the year ended December 31, 1999. Subject to shareholder approval, such firm has been appointed by the Board of Directors to serve as the Company's independent auditors for the 2000 fiscal year. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if it is their desire to do so and will be available to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR ratification of Ernst & Young, LLP as independent public accountants for the Company.

Shareholder Proposals

Shareholders who intend to submit proposals for inclusion in the Proxy Statement for the 2001 Annual Meeting of Shareholders must do so by sending the proposal and supporting statements, if any, to the Company no later than January 31,2001. Such proposals should be sent to the attention of Mr. J. Phillips L. Johnston, NCSU Centennial Campus, 920 Main Campus Drive, Suite 400, Raleigh, NC 27606.

Other Matters

Except for the matters described herein, management does not intend to present any matter for action at the Special Meeting and knows of no matter to be presented at such Special Meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the Special Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person acting under the Proxy.

Financial Information

Anyone wanting a copy of the Company's 10KSB which contains the 1999 audited financial report can link to the Security Exchange Commission from www.idtek.com.

Additional 1999 audited financial statements are available upon request.

                                CORPORATE OFFICE

                           ID Technologies Corporation
                             NCSU Centennial Campus
                              920 Main Campus Drive
                                    Suite 400
                                Raleigh, NC 27606

                             Tel: 919-424-3722ext300
                                Fax: 919-424-3723

                           Email: pjohnston@idtek.com

                                                        Please mark
                                                        your votes as |X|
                                                        indicated in
                                                        this example

1. To consider and act upon a proposal to elect the nominees present below as directors to hold office for one-year terms or until their successors are elected and qualified.

                  FOR election of all                   WITHHOLD
                 nominees listed except                 AUTHORITY
                   as listed below              to vote for all nominees
                         |_|                               |_|

Nominees: William F. Lane, J. Phillips L. Johnston, Michael C. Hillerbrand, Robert E. Huffman, Jr., Harold H. Reddick, Jr.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike through the nominee's name at left.

2. To consider and act upon a proposal to approve the Company's Incentive Stock Option Plan.

                FOR             AGAINST                 ABSTAIN
                |_|               |_|                     |_|

3. To ratify the appointment of Ernst & Young, LLP as the independent public accountants for the Company.

                FOR             AGAINST                 ABSTAIN
                |_|               |_|                     |_|

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

                            AUTHORIZED      ABSTAIN
                             TO VOTE
                               |_|            |_|

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR PROPOSALS 2 AND 3 AND THE PROXY HOLDERS WILL VOTE ON ANY PROPOSAL UNDER 4 IN THEIR DISCRETION AND IN THEIR BEST JUDGMENT.

Please mark, date, and sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        Dated: __________________________ , 2000


                                        ________________________________________
                                                        Signature

                                        Dated: __________________________ , 2000


                                        ________________________________________
                                                        Signature

If this Proxy is not dated, the Proxy will be deemed to bear the date the form was mailed to the shareholder.

                            ^ FOLD AND DETACH HERE ^

                                      PROXY

                           ID TECHNOLOGIES CORPORATION
         Special Meeting of Shareholders to be held on October 23, 2000

      KNOW ALL MEN BY THESE PRESENTS: that the undersigned shareholder of ID Technologies Corporation (the Company) hereby constitutes and appoints J.Phillips L. Johnston as attorney and proxy, with the power to appoint his substitute, and hereby authorized him to represent and vote, as designated below, all of the shares of stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held October 23, 2000, and at any and all adjournments thereof with respect to the matters set forth below and described in the Notice of the Special Meeting of Shareholders and Proxy Statement dated September 29, 2000 receipt of which is acknowledged.

                            ^ FOLD AND DETACH HERE ^